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Exhibit 10.13

FIRST AMENDMENT
TO
SECURITIES PURCHASE AGREEMENT

    This First Amendment to Securities Purchase Agreement is made this third day of August, 2001, by and between Perceptronics, Inc., a Delaware corporation (the "Company"), and Global Alpha Corporation, a British Virgin Islands company ("Purchaser").

R E C I T A L S

    WHEREAS, the Company and Purchaser entered into a Securities Purchase Agreement dated April 5, 2001, a true copy of which is attached hereto as "Exhibit A" and incorporated herein by reference; and

    WHEREAS, the parties hereto are desirous of amending the Securities Purchase Agreement.

AGREEMENT

    NOW, THEREFORE, in consideration of the mutual benefits to be derived hereunder, the parties agree as follows:

    1.  Subparagraph 1.1 of the Securities Purchase Agreement is hereby amended to read as follows:

    " 1.1  Sale and Purchase of Shares. Subject to the terms and conditions set forth herein, upon execution of this Agreement and receipt of the consideration set forth in Sections 1.2 and 1.3 hereof, the Company hereby agrees to issue and sell to Purchaser at the Closing (as defined in Section 2.1 hereof) 14,616,444 shares of its Common Stock, which shall consist of (i) 500,000 shares of the Company's Common Stock to be issued at the Closing (the "Initial Shares"), and (ii) 14,116,444 shares of the Company's Common Stock issuable upon exercise of twelve (12) warrants, the terms of which are set forth in Section 1.3 below (each, a "Warrant" and, collectively, the "Warrants"). The Warrants are attached hereto as Exhibit A. The Initial Shares and the shares of the Company's Common Stock issuable upon exercise of the Warrants shall be referred to herein collectively as the "Shares."

    2.  Subparagraphs 1.3 (d)and (e) of the Securities Purchase Agreement are hereby deleted in their entirety, and new subparagraphs 1.3(d), (e), (f), (g), (h), (i), (j), (k), and (l) are substituted therein as follows:

    " (d) Fourth Warrant. The Company shall execute and deliver to Purchaser a warrant to purchase One Million Three Hundred Sixty-Three Thousand Six Hundred Thirty-Six (1,363,636) shares of the Company's Common Stock (the "Fourth Warrant"). The exercise price for the Fourth Warrant shall be Twenty-Two Cents ($0.22) per share. Subject to the terms and conditions of the Fourth Warrant, the Fourth Warrant shall terminate on August 7, 2001.

    " (e) Fifth Warrant. The Company shall execute and deliver to Purchaser a warrant to purchase One Million Three Hundred Sixty-Three Thousand Six Hundred Thirty-Six (1,363,636) shares of the Company's Common Stock (the "Fifth Warrant"). The exercise price for the Fifth Warrant shall be Twenty-Two Cents ($0.22) per share. Subject to the terms and conditions of the Fifth Warrant, the Fifth Warrant shall terminate on September 7, 2001.

    " (f) Sixth Warrant. The Company shall execute and deliver to Purchaser a warrant to purchase One Million Three Hundred Sixty-Three Thousand Six Hundred Thirty-Six (1,363,636) shares of the Company's Common Stock (the "Sixth Warrant").

    The exercise price for the Sixth Warrant shall be Twenty-Two Cents ($0.22) per share. Subject to the terms and conditions of the Sixth Warrant, the Sixth Warrant shall terminate on October 5, 2001.

    " (g) Seventh Warrant. The Company shall execute and deliver to Purchaser a warrant to purchase One Million Three Hundred Sixty-Three Thousand Six Hundred Thirty-Six (1,363,636) shares of the Company's Common Stock (the "Seventh Warrant"). The exercise price for the Seventh Warrant shall be Twenty-Two Cents ($0.22) per share. Subject to the terms and conditions of the Seventh Warrant, the Seventh Warrant shall terminate on November 9, 2001.

    " (h) Eighth Warrant. The Company shall execute and deliver to Purchaser a warrant to purchase One Million Three Hundred Thirty Thousand Five Hundred Ninety-Three (1,330,593) shares of the Company's Common Stock (the "Eighth Warrant"). The exercise price for the Eighth Warrant shall be Twenty-Two and 55/100 Cents ($0.2255) per share. Subject to the terms and conditions of the Eighth Warrant, the term of the Eighth Warrant shall terminate on December 7, 2001.

    " (i) Ninth Warrant. The Company shall execute and deliver to Purchaser a warrant to purchase One Million Three Hundred Four Thousand Three Hundred Forty-Eight (1,304,348) shares of the Company's Common Stock (the "Ninth Warrant"). The exercise price for the Ninth Warrant shall be Twenty-Three Cents ($0.23) per share. Subject to the terms and conditions of the Ninth Warrant, the Ninth Warrant shall terminate on January 4, 2002.

    " (j) Tenth Warrant. The Company shall execute and deliver to Purchaser a warrant to purchase One Million Three Hundred Four Thousand Three Hundred Forty-Eight (1,304,348) shares of the Company's Common Stock (the "Tenth Warrant"). The exercise price for the Tenth Warrant shall be Twenty-Three Cents ($0.23) per share. Subject to the terms and conditions of the Tenth Warrant, the Tenth Warrant shall terminate on February 8, 2002.

    " (k) Eleventh Warrant. The Company shall execute and deliver to Purchaser a warrant to purchase One Million Three Hundred Four Thousand Three Hundred Forty-Eight (1,304,348) shares of the Company's Common Stock (the "Eleventh Warrant"). The exercise price for the Eleventh Warrant shall be Twenty-Three Cents ($0.23) per share. Subject to the terms and conditions of the Eleventh Warrant, the Eleventh Warrant shall terminate on March 8, 2002.

    " (l) Twelfth Warrant. The Company shall execute and deliver to Purchaser a warrant to purchase One Million Four Hundred Eighteen Thousand Two Hundred Sixty-One (1,418,261) shares of the Company's Common Stock (the "Twelfth Warrant"). The exercise price for the Twelfth Warrant shall be Twenty-Three Cents ($0.23) per share. Subject to the terms and conditions of the Twelfth Warrant, the Twelfth Warrant shall terminate on April 5, 2002."

    3.  Except as expressly provided for herein, all other provisions of the Securities Purchase Agreement dated April 5, 2001, between the parties shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Securities Purchase Agreement as of the day and year first above written.

"COMPANY"	PERCEPTRONICS, INC., a Delaware corporation
	By:	/s/ RICHARD MOSKOWITZ Name: Richard Moskowitz Title: Chairman and Chief Executive Officer
		Address:	405 South Beverly Drive, Fourth Floor Beverly Hills, CA 90212
Facsimile No.: (310) 432-6222
"PURCHASER"	GLOBAL ALPHA CORPORATION a British Virgin Islands company
	By:	/s/ BARRY DIDATO Name: Barry Didato Title: Authorized Signatory
		Address:	Craigmuir Chambers P.O. Box 71 Road Town Tortola, British Virgin Islands

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Exhibit 10.13
FIRST AMENDMENT TO SECURITIES PURCHASE AGREEMENT
R E C I T A L S
AGREEMENT